                                                                   EXHIBIT 10.42
                                VOTING AGREEMENT

          VOTING AGREEMENT, dated as of September 30, 1997 (this "Agreement"), among Patriot American Hospitality Operating Company, a Delaware corporation ("PAHOC"), Patriot American Hospitality Operating Company Acquisition Subsidiary, a Delaware corporation and a wholly owned subsidiary of PAHOC ("Acquisition Sub"), Patriot American Hospitality, Inc., a Delaware corporation ("Patriot") (collectively, PAHOC, Acquisition Sub and Patriot are referred to herein as the "Parties"), and Sumner M. Redstone and National Amusements, Inc., a Maryland corporation (each, a "Stockholder" and collectively the "Stockholders").

          WHEREAS, as of the date hereof each Stockholder owns (i) of record and beneficially, the number of shares of common stock, par value $.01 per share (the "WHG Stock") of WHG Resorts & Casinos Inc., a Delaware corporation ("WHG"), set forth in Column 1 of Exhibit A hereto and (ii) owns beneficially but not of
                         ---------
record, the additional shares of WHG Stock set forth in Column 2 of Exhibit A
                                                                    ---------
hereto (all such shares and any shares hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the "Shares");

          WHEREAS, the Parties and WHG propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of Acquisition Sub with and into WHG (the "Merger"); and

          WHEREAS, as a condition to the willingness of the Parties to enter into the Merger Agreement, the Parties have requested that each Stockholder agree, and, in order to induce the Parties to enter into the Merger Agreement, the Stockholders have agreed to grant PAHOC irrevocable proxies to vote the Stockholders' Shares subject to the terms set forth herein; and

          WHEREAS, contemporaneously with the execution of this Agreement, each Stockholder has delivered to the Parties an affiliate letter.

          NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the parties hereto agree as follows:


                                   ARTICLE I

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

          Each Stockholder hereby represents and warrants to the Parties as follows:

     SECTION 1.01.  Due Authority.  (a) Such Stockholder has full power and
                         -------------
authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming its due authorization, execution and delivery by the Parties, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principals of equity (regardless of whether such enforceability is considered in proceeding in equity or at law).

          (b) There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 1.02.  No Conflict; Consents.  (a) The execution and delivery of
                    ---------------------
this Agreement by such Stockholder does not, and the performance of the transactions contemplated by this Agreement by such Stockholder and the compliance by such Stockholder with any provisions hereof shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which such Stockholder's Shares are bound,
(ii) conflict with or violate the Stockholder's certificate of incorporation or by-laws or other organizational document, if applicable to such Stockholder,
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of such Stockholder's Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or such Stockholder's Shares are bound, or (iv) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's Shares.

          (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of his or her obligations under this Agreement in any material respect.

     SECTION 1.03.  Title to Shares.  (a) Such Stockholder is (i) the record and
                    ---------------
beneficial owner of the number of shares of WHG Stock set forth in Column 1 of

Exhibit A hereto free
---------
and clear of any proxy or voting restriction other than pursuant to this Agreement and (ii) the beneficial owner of the additional number of shares of WHG Stock set forth in Column 2 of Exhibit A hereto free and clear of any proxy
                                   ---------
or voting restriction other than pursuant to this Agreement. The Shares set forth opposite such Stockholder's name on Exhibit A hereto constitute all of the
                                          ---------
shares of WHG Stock owned of record or beneficially by such Stockholder.

          (b) Such Stockholder has sole power of disposition with respect to all the Shares set forth opposite such Stockholder's name on Exhibit A hereto and
                                                         ---------
the sole voting power with respect to the matters set forth in Article II hereof, in each case with respect to all of the Shares set forth opposite such Stockholder's name on Exhibit A hereto, with no restrictions on such rights,
                      ---------
subject to any agreements pursuant to which margin loans have been obtained.

     SECTION 1.04.  No Encumbrances.  Such Stockholder's Shares and the
                    ---------------
certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever except for proxies arising under this Agreement and any interest granted in connection with the margining of such Stockholder's Shares.

     SECTION 1.05.  Acknowledgment of Reliance.  Such Stockholder understands
                    --------------------------
and acknowledges that the Parties are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

     SECTION 1.06.  Brokers.  The Parties shall not be obligated or otherwise
                    -------
liable for any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Stockholder.


                                   ARTICLE II

                         TRANSFER AND VOTING OF SHARES

     SECTION 2.01. Transfer of Shares.  During the Proxy Term each Stockholder
                   ------------------
shall not (a) deposit such Stockholder's Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, or (b) take any action that would have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

     SECTION 2.02.  Voting of Shares; Further Assurances.  (a) Each Stockholder,
                    ------------------------------------
by this

Agreement, with respect to those Shares that such Stockholder currently owns of record, does hereby constitute and appoint PAHOC, or any nominee of PAHOC, with full power of substitution, during and for the Proxy Term, as such Stockholder's true and lawful attorney and irrevocable proxy, for and in such Stockholder's name, place and stead, to vote each of such Shares as such Stockholder's proxy, at every meeting of the stockholders of WHG or any adjournment thereof or in connection with any written consent of WHG's stockholders, (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against (x) any Acquisition Proposal, as that term is defined in the Merger Agreement, and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of WHG under the Merger Agreement or which is reasonably likely to result in any of the conditions of WHG's obligations under the Merger Agreement not being fulfilled and (y) any change in the directors of WHG, any change in the present capitalization of WHG or any amendment to WHG's certificate of incorporation or bylaws, any other material change in WHG's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause (y) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and
(iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for PAHOC or its nominees to vote such Shares directly. Each Stockholder intends this proxy to be irrevocable and coupled with an interest during the Proxy Term and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Shares.

          (b) Each Stockholder hereby further agrees, with respect to any Shares not voted pursuant to paragraph (a) above, including without limitation any Shares owned beneficially but not of record by such Stockholder, that during the Proxy Term, at any meeting of stockholders of WHG, however called, or in connection with any written consent of WHG's stockholders, such Stockholder shall vote (or cause to be voted) all Shares whether or not owned of record or beneficially by such Stockholder except as specifically requested in writing by PAHOC in advance, (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against (x) any Acquisition Proposal, as that term is defined in the Merger Agreement, and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of WHG under the Merger Agreement or which is reasonably likely to result in any of the conditions of WHG's obligations under the Merger Agreement not being fulfilled or (y) any change in the directors of WHG, any change in the present capitalization of WHG or any amendment to WHG's certificate of incorporation or bylaws, any other material change in WHG's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause (y) could reasonably be expected to, impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing.

          (c) For the purposes of this Agreement, "Proxy Term" shall mean the period from the execution of this Agreement until the earlier of (i) the termination of the Merger Agreement pursuant to Section 11.1; (ii) March 31, 1998, or (iii) the termination of this Agreement in accordance with Section 2.02(e).

          (d) During the Proxy Term, each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to carry out the provisions of this Agreement.

          (e) Notwithstanding any other provision of this Agreement, Stockholders may terminate this agreement by joint written notice to Patriot following (i) the making of a Stockholder Superior Proposal to the Board of Directors of WHG; or (ii) within ten business days after the date on which the Average Closing Price of a Paired Share is less than $19.50 per Share. For the purposes of this Agreement, a "Stockholder Superior Proposal" means any bona fide Acquisition Proposal made after the date hereof in writing, the terms of which provide for the stockholders of WHG to receive value superior to the value to be received under the proposed Merger Agreement, and the "Average Closing Price" shall mean the average per share closing price of a Paired Share as reported on the NYSE over the ten (10) trading days immediately preceding the day of any determination.

     SECTION 2.03.  Certain Events.  Each Stockholder agrees that this Agreement
                    --------------
and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators and successors.

     SECTION 2.04.  Non-Transferability of Restrictions.  Nothing in this
                    -----------------------------------
Agreement shall prohibit the Stockholders from disposing of any of their Shares free and clear from the restrictions in this Agreement, or from pledging such Shares in connection with the receipt of margin loans or otherwise.


                                  ARTICLE III

                               GENERAL PROVISIONS

     SECTION 3.01.  Severability.  If any term or other provision of this
                    ------------
Agreement is determined by any appropriate court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 3.02.  Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 3.03.  Amendments.  This Agreement may not be modified, amended,
                    ----------
altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     SECTION 3.04.  Assignment.  This Agreement shall not be assigned by
                    ----------
operation of law or otherwise.

     SECTION 3.05.  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 3.06.  Specific Performance. The parties hereto agree that
                    --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

     SECTION 3.07.  Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.

     SECTION 3.08.  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 3.09.  Definitions.  Terms used in this Agreement and not otherwise
                    -----------
defined herein shall have the meanings set forth in the Merger Agreement.

     SECTION 3.10. Patriot and PAHOC agree to either, at their option, (i) take such actions reasonably necessary to register the shares of Patriot and PAHOC stock received by the Stockholders in the merger for resale pursuant to the Form S-4 or (ii) promptly after the Effective Time, register such shares pursuant to a registration statement on Form S-3. Patriot and PAHOC shall maintain the effectiveness of any such registration statement (subject to the right of Patriot and PAHOC to convert to a Form S-3 registration from the Form S-4 at any time and subject to customary blackout provisions) until the earlier of (i) the first anniversary of the Effective Time or (ii) the date that neither of the Stockholders owns any such shares.


                 [Remainder of Page Intentionally Left Blank}

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                       PATRIOT AMERICAN HOSPITALITY
                       OPERATING COMPANY


                       By:  /s/ Leslie Ng
                            --------------------------
                            Name:  Leslie Ng
                            Title: Senior Vice President


                       PATRIOT AMERICAN HOSPITALITY
                       OPERATING COMPANY ACQUISITION SUBSIDIARY


                       By:  /s/ William W. Evans, III
                            --------------------------
                            Name:  William W. Evans, III
                            Title: President


                       PATRIOT AMERICAN HOSPITALITY, INC.


                       By:  /s/ William W. Evans, III
                            --------------------------
                            Name:  William W. Evans, III
                            Title: President


                       NATIONAL AMUSEMENTS, INC.


                       By:  /s/ Sumner M. Redstone
                            --------------------------
                            Name:  Sumner R. Redstone
                            Title: Chairman, President and Chief Executive
                                         Officer


                            /s/ Sumner M. Redstone
                       -------------------------------
                                Sumner M. Redstone

                                   EXHIBIT A
                                   ---------

                               Number of Shares of
                                   WHG Stock           Number of Shares of
                              Owned of Record and           WHG Stock
     Name and Address           Beneficially by       Owned Beneficially But
      of Stockholder              Stockholder      Not of Record by Stockholder
---------------------------  --------------------- ----------------------------

National Amusements, Inc.          0  Common                   870,975 Common


Sumner M. Redstone                 0  Common                   858,450 Common
